Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-107500, 333-117678 and 333-159057) pertaining to the Danaher Corporation & Subsidiaries Savings Plan of our report dated June 23, 2011, with respect to the financial statements and schedule of the Danaher Corporation & Subsidiaries Savings Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

McLean, Virginia
June 23, 2011